Exhibit 99.1

Northern Power Systems Reports First Quarter 2017 Results

Business Highlights:

•	Increased order backlog to $30 million at March 31, 2017 compared to $26 million at March 31, 2016.

•	Our cash and cash equivalents increased $1.2 million in first quarter of 2017 compared to a decrease of $2.3 million for the same period in the prior year.

•	Furthered the commercialization of an energy storage offering for the deployment across the utility industry.

Barre, VT USA (12 May 2017) — Northern Power Systems Corp. (TSX: NPS), a next generation renewable energy technology company, today announced financial results for its first quarter ended March 31, 2017.

Revenues for the three months ended March 31, 2017 were $6.2 million, compared to $5.2 million in the first quarter of 2016. GAAP net loss for the first quarter of 2017 was $1.2 million, compared to a net loss of $4.2 million in the prior year first quarter. Order backlog at the end of the first quarter was $30 million, compared to $26 million for the prior year first quarter.

“With the sale of our utility wind assets to WEG in our fourth quarter of 2016, we completed the transition of our business focus to becoming a provider of distributed energy solutions. Our backlog expanded as we continued to drive orders of our proven distributed wind platforms. We also developed our turnkey energy storage offering to work with key battery partners to provide full-scope integrated solutions for customers,” stated Ciel Caldwell, president and chief operating officer of Northern Power Systems. “With the continued strengthening of our balance sheet we are actively investing in platform developments and commercial resources to drive growth in our business.”

Eric Larson, the Company’s chief accounting officer commented, “Our first quarter results reflect our continuing efforts on cost reductions leading to improvements in our gross margin and reductions in our net loss compared to the prior year period. Furthermore, our cash balance increased by $2.6 million to $6.6 million as of March 31, 2017 compared to $4.0 million in the prior year, while reducing the outstanding balance of our line of credit by $1.7 million. Our improving cash position, tight control of managing our balance sheet and reduction in losses all contribute to our confidence in our overall balance sheet.”

Consolidated First Quarter Financial Highlights:

•	In the first quarter of 2017, the Company adopted a new operating strategy focusing on direct product sales and related services as its core focus. As a result of this change, the Company will be presenting one reportable segment.

•	Revenue for the first quarter of fiscal year 2017 was $6.2 million, compared to $5.2 million reported in the prior year period.

•	Gross margin in the first quarter of 2017 was 12.2 percent, an improvement from gross margin of (12.3) percent in the prior year period.

•	GAAP net loss for the first quarter of fiscal year 2017 was $1.2 million, an improvement from the net loss of $4.2 million in the prior year first quarter.

•	Non-GAAP adjusted EBITDA loss for the first quarter was $1.0 million, representing a $2.7 million decrease compared to a non-GAAP adjusted EBITDA loss of $3.7 million in the prior year first quarter. An explanation of these measures as well as a reconciliation of GAAP to non-GAAP financial measures are included below under the heading “About non-GAAP financial measures.”

•	The Company’s cash and cash equivalents balance was $6.6 million, including $1.9 million from our line-of-credit, at March 31, 2017 compared to $4.0 million, including $3.6 million from our line-of-credit, as of March 31, 2016.

Our condensed consolidated financial statements can be found on our Form 10-Q filed with SEDAR (www.sedar.com) and the SEC (www.sec.gov) on May 12, 2017.

About non-GAAP financial measures

To supplement Northern Power Systems’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), Northern Power Systems has used a non-GAAP financial measure, specifically non-GAAP adjusted EBITDA income (loss). Non-GAAP adjusted EBITDA income (loss) is defined as net income (loss), excluding share-based compensation expense, amortization of acquisition-related intangibles, depreciation of property, plant and equipment, interest expense, tax provision or benefit, and certain other non-cash impacts as applicable.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on non-GAAP adjusted EBITDA, please see the table captioned “Reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net income (loss)” included at the end of this release. The table has more details on the GAAP financial measure that is most directly comparable to non-GAAP adjusted EBITDA and the related reconciliation between these financial measures.

Northern Power Systems’ management believes that this non-GAAP financial measure provides meaningful supplemental information in assessing our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, which could be non-cash charges or discrete cash charges that are infrequent in nature. This non-

GAAP financial measure also has facilitated management’s internal comparisons to Northern Power Systems’ historical performance and our competitors’ operating results, as well as reflects measurements which are used by creditors and other third parties in assessing our performance.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA Loss

	For the three months ended March 31,
(in thousands of dollars)	2017	2016
Net loss	$(1,190)	$(4,231)
Interest expense	13	48
Provision for income taxes	16	66
Depreciation and amortization	127	180
Stock compensation expense	27	159
Loss on disposal of asset	—	83

Non-GAAP adjusted EBITDA loss	$(1,007)	$(3,695)

About Northern Power Systems

Northern Power Systems designs, manufactures, and sells wind turbines and power technology products, and provides engineering development services and technology licenses for energy applications, into the global marketplace from its US headquarters and European offices.

•	Northern Power Systems has over 40 years’ experience in technologies and products generating renewable energy.

•	Northern Power Systems currently manufactures the NPS™ 60 and NPS™ 100 turbines. With over 15 million run time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost effective, reliable renewable energy.

•	Patented next generation permanent magnet direct drive (PMDD) technology uses fewer moving parts, delivers higher energy capture, and provides increased reliability due to reduced maintenance and downtime.

•	Northern Power Systems’ FlexPhase™ power converter platform uses patented converter architecture and advanced controls technology for advanced grid support and generation applications.

•	Northern Power Systems offers comprehensive in-house development services, including systems level engineering, advanced drivetrains, power electronics, PM machine design, and remote monitoring systems to the energy industry.

To learn more about Northern Power Systems, please visit www.northernpower.com.

Notice regarding forward-looking statements:

This release includes forward-looking statements regarding Northern Power Systems and its business, which may include, but is not limited to, product and financial performance, regulatory developments, supplier performance, anticipated opportunity and trends for growth in our customer base and our overall business, our market opportunity, expansion into new markets, and execution of the company’s growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry; production, performance and acceptance of the company’s products; our sales cycle; our ability to convert backlog into revenue; performance by the company’s suppliers; our ability to maintain successful relationships with our partners and to enter into new partner relationships; our performance internationally; currency fluctuations; economic factors; competition; the equity markets generally; and the other risks detailed in Northern Power Systems’ risk factors discussed in filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to Northern Power Systems’ Annual Report on Form 10-K filed on March 31, 2017, as well as other documents that may be filed by Northern Power Systems from time to time with the SEC. Although Northern Power Systems has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Eric Larson,

Vice President and Chief Accounting Officer

+1-802-661-4673

ir@northernpower.com

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